EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of United Fire Group, Inc.
(United Fire) described in the following table of our reports dated February 28, 2017, with respect to the consolidated financial statements and schedules of United Fire and the effectiveness of internal control over financial reporting of United Fire included in this Annual Report (Form 10-K) of United Fire for the year ended December 31, 2016.

Registration Statement
Form	Number	Purpose

S-8, S-8 POS	333-42895	Pertaining to United Fire's employee stock purchase plan
S-8	333-63103	Pertaining to United Fire's non-qualified employee stock option plan
S-8, S-8 POS	333-107041	Pertaining to the United Fire Group 401(k) plan
S-8, S-8 POS	333-129923/ 333-178095	Pertaining to United Fire's 2005 non-qualified non-employee director stock option and restricted stock plan
S-8, S-8 POS	333-151074/ 333-196251	Pertaining to United Fire's Stock Plan

/s/ Ernst & Young LLP
Ernst & Young LLP
Des Moines, Iowa
February 28, 2017